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                                                                    EXHIBIT 23.3
                    INDEPENDENT AUDITOR'S CONSENT
The Board of Directors
BB&T Financial Corporation

     We consent to the use of our report dated January 19, 1994, except as to note 2 which is as of June 30, 1994, included in Southern National Corporation's ("SNC") Current Report on Form 8-K dated February 24, 1995, incorporated by reference in the SNC Form S-3 Registration Statement, the purpose of which is to register shares to be issued under the SNC Dividend Reinvestment Plan, and to the reference to our firm under the heading "Experts" in the related prospectus.
                                             KPMG Peat Marwick LLP
Raleigh, North Carolina,
February 24, 1995.